UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 14, 2015
GRAHAM HOLDINGS COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6714	53-0182885
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 North 17th Street, Suite 1700, Arlington, VA		22,209
(Address of principal executive offices)		(Zip Code)
(703) 345-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 14, 2015, Graham Holdings Company held its Annual Meeting of Stockholders. The following is a summary of the final voting results for each matter presented to stockholders.

Proposal 1: Election of Directors

The Company’s stockholders elected the eleven persons nominated as Directors of the Company as set forth below:

Class A Common Stock Nominees

	For	Withheld	Abstain	Broker Non-Votes
Lee C. Bollinger	974,823	0	0	0
Barry Diller	974,823	0	0	0
Donald E. Graham	974,823	0	0	0
Ronald L. Olson	974,823	0	0	0
Timothy J. O'Shaughnessy	974,823	0	0	0
G. Richard Wagoner, Jr.	974,823	0	0	0
Katharine Weymouth	974,823	0	0	0

Class B Common Stock Nominees

	For	Withheld	Abstain	Broker Non-Votes
Christopher C. Davis	3,910,693	67,538	0	0
Thomas S. Gayner	3,785,776	192,455	0	0
Anne M. Mulcahy	3,944,819	33,407	5	0
Larry D. Thompson	3,937,342	40,889	0	0

Due to the recent unfortunate passing of Class A Common Stock Nominee, David Goldberg, his seat will remain vacant until such time as the Board of Directors elects to fill such vacancy.

Proposal 2: Approval of 2014 Compensation Awarded to Named Executive Officers

The Company’s Class A stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers for 2014, as set forth below:

Class A Common Stock

For	Against	Abstain	Broker Non-Votes
974,823	0	0	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Holdings Company (Registrant)

Date: May 15, 2015	/s/ Nicole Maddrey
(Signature) Nicole Maddrey Senior Vice President, Secretary and General Counsel